As filed with the Securities and Exchange Commission on December 22, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S-3 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

BLUE BIRD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
______________________

Delaware	46-3891989
(State or Other Jurisdiction of	I.R.S. Employer Identification Number
Incorporation or Organization)
3920 Arkwright Road
Suite 200
Macon, Georgia 31210
(478) 822-2801

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

______________________

Razvan Radulescu Chief Financial Officer Blue Bird Corporation 3920 Arkwright Road Suite 200 Macon, Georgia 31210 (478) 822-2801

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Paul Yousif, Esq. General Counsel and Corporate Treasurer 3920 Arkwright Road Suite 200 Macon, Georgia 31210 (478) 822-2800	Faiza N. Rahman, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000

______________________

.

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

______________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share	4,687,500	$15.14	$70,968,750.00	$6,578.80

(1)Represents the resale of shares of common stock by the selling stockholders named herein pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions.
(2)Consists of 4,687,500 shares of common stock being newly registered by resale by the selling stockholders. In addition, pursuant to Rule 429 under the Securities Act and as further described below under “Statement Pursuant to Rule 429(b),” this registration statement also relates to, but this amount does not include 9,530,150 unsold shares of common stock previously registered by the Registrant under its registration statement on Form S-3 (File No. 333-236372) (the “Prior Registration Statement”), which was declared effective on February 21, 2020.
(3)Estimated at $15.14 per share, the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Stock Market on December 16, 2021 (a date within five business days prior to the initial filing of this Registration Statement), solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The registration fee does not include fees related to shares registered pursuant to the Prior Registration Statement, which shares are included in a combined prospectus herein pursuant to Rule 429 under the Securities Act of 1933. Registration fees were previously paid by the Registrant in connection with shares registered pursuant to such Prior Registration Statement.

As filed with the Securities and Exchange Commission on December 22, 2021

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

STATEMENT PURSUANT TO RULE 429(b)
The registrant is filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933 (“Securities Act”) to satisfy the requirements of the Securities Act and the rules and regulations thereunder for this offering and resale of up to 4,687,500 shares of the registrant's common stock and the offering of up to 9,530,150 unsold shares of common stock registered on the Prior Registration Statement. Pursuant to Rule 429, the prospectus included in this registration statement relates to: (i) the resale of up to 9,530,150 unsold shares of the registrant’s common stock previously registered for resale by certain named selling stockholders under the Prior Registration Statement, and (ii) the resale of up to 4,687,500 shares of the registrant’s common stock by certain other named selling stockholders identified in this registration statement. The combined prospectus in this registration statement, which is a new registration statement, also constitutes a post-effective amendment to the Prior Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of, and Rule 429 under, the Securities Act.

The information in this prospectus is not complete and may be changed. The Company and the selling securityholder identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 22, 2021
PRELIMINARY PROSPECTUS
BLUE BIRD CORPORATION

9,530,150 Previously Registered Shares of Common Stock
4,687,500 Shares of Common Stock

This prospectus relates to the resale of 9,530,150 shares of Common Stock currently registered and remain unsold under a prior registration statement on Form S-3 (File No.333-236372) (the “Prior Registration Statement”) and 4,687,500 shares of our common stock, by the selling stockholders named in this prospectus or their transferees.

The selling stockholders may offer, sell or distribute all or a portion of up to an aggregate of 14,217,650 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) publicly or through private transactions at prevailing market prices or at negotiated prices covered by this prospectus, which includes (i) an aggregate of 9,530,150 shares of Common Stock currently registered and remain unsold under the Prior Registration Statement and (ii) an aggregate of 4,687,500 shares of Common Stock that are registered under this prospectus.

We are not offering or selling any shares of Common Stock under this prospectus, and we will not receive any of the proceeds from the sale of Common Stock by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of securities, except as otherwise expressly set forth under “Plan of Distribution.”

Our Common Stock is quoted on The NASDAQ Stock Market under the symbol “BLBD.” On December 21, 2021, the closing price of our Common Stock was $15.04. On December 22, 2021, we had 31,967,900 shares of Common Stock outstanding.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under the shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our Common Stock pursuant to this prospectus. It is important for you to read and consider all of the information contained in this prospectus and any applicable prospectus supplement before making any decision whether to invest in the Common Stock. You should also read and consider the information contained in the documents that we have incorporated by reference as described in “Incorporation of Certain Documents By Reference” and “Where You Can Find More Information” in this prospectus.
We and the selling stockholders have not authorized anyone to give any information or to make any representations different from that which is contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Blue Bird Corporation or any such person. This prospectus and any accompanying prospectus supplement do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since any of those dates. To the extent there is a conflict or inconsistency between the information contained in this prospectus and any prospectus supplement we may authorize to be delivered to you, you should rely on the information in the prospectus supplement, except that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any applicable prospectus supplements we may authorize to be delivered to you, includes all material information relating to this offering.
Unless the context indicates otherwise, the terms “Blue Bird,” “the Company,” “we,” “us” and “our” refer to Blue Bird Corporation, a Delaware corporation, and its subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•our annual report on Form 10-K for the fiscal year ended October 2, 2021 filed by us with the SEC on December 15, 2021;

•our current report on Form 8-K filed on December 16, 2021 (excluding any information deemed furnished and not filed pursuant to Item 2.02 or Item 7.01 of such current report on Form 8-K);

•the “Description of Securities” section of the Proxy Statement on Schedule 14A filed by Hennessy Capital Acquisition Corp. with the SEC on January 20, 2015, and any amendments or reports filed for the purposes of updating such description.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current report.

We will provide to you, and any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but has not been delivered with this prospectus. You may request a copy of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Blue Bird Corporation
Attention: Paul Yousif
General Counsel and Corporate Treasurer
Blue Bird Corporation
3920 Arkwright Road, Suite 200
Macon, Georgia 31210
Tel: (478) 822-2801
Email: paul.yousif@blue-bird.com

PROSPECTUS SUMMARY
This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read carefully the entire prospectus, including the risk factors, and the documents incorporated herein by reference.
Background
We (formerly Hennessy Capital Acquisition Corp.) were incorporated in Delaware on September 24, 2013 as a special purpose acquisition company, or SPAC. On February 24, 2015, we consummated a business combination (the "Business Combination"), pursuant to which we acquired all of the outstanding capital stock of School Bus Holdings Inc. (“School Bus Holdings”) from The Traxis Group, B.V. (“Traxis”), in accordance with a purchase agreement, dated as of September 21, 2014, by and among us, Traxis and Hennessy Capital Partners I LLC, as amended on February 10, 2015 and February 18, 2015 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the total purchase price was paid in a combination of cash in the amount of $100.0 million and 12,000,000 shares of Common Stock.

In connection with the closing of the Business Combination, we changed our name from Hennessy Capital Acquisition Corp. to Blue Bird Corporation. Unless expressly stated otherwise in this prospectus, Blue Bird Corporation shall be referred to as “Blue Bird” or the “Company,” and includes its consolidated subsidiaries. Upon consummation of the closing, we increased the size of our board of directors and School Bus Holdings’ executive officers became our executive officers.

Any description of our business herein or in the documents incorporated herein by reference describes the business historically operated by School Bus Holdings and its subsidiaries under the “Blue Bird” name as an independent enterprise prior to the Business Combination and as subsidiaries of Blue Bird Corporation (formerly Hennessy Capital Acquisition Corp.) after the Business Combination.

Pursuant to a Purchase and Sale Agreement, dated as of May 26, 2016 (the “Purchase and Sale Agreement”), by and among Traxis, ASP BB Holdings LLC, a Delaware limited liability company (“ASP”), and us, Traxis sold to ASP all of the 12,000,000 shares of Common Stock of the Company owned by Traxis. We did not receive any proceeds from that transaction.

Pursuant to a Subscription Agreement, dated as of December 15, 2021 (the “Subscription Agreement”) by and among Coliseum Capital Partners, L.P., Blackwell Partners LLC – Series A (and together with Coliseum Capital Partners L.P., the “Subscribers”) and us, we sold to the Subscribers an aggregate of 4,687,500 shares of Common Stock, for aggregate gross proceeds of $75 million.
Our Company
We are the leading independent designer and manufacturer of school buses. Our longevity and reputation in the school bus industry have made Blue Bird an iconic American brand. We distinguish ourselves from our principal competitors by dedicating our focus to the design, engineering, manufacture and sale of school buses, and related parts. As the only principal manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, efficiency, and lower operating costs. In addition, Blue Bird is the market leader in alternatives to diesel-powered applications with its propane-powered, gasoline-powered, compressed natural gas-powered, and all-electric-powered school buses. We manage our business in two operating segments, which are also our reportable segments: (i) the Bus segment, which involves the design, engineering, manufacture and sales of school buses and extended warranties; and (ii) the Parts segment, which includes the sale of replacement bus parts. Financial information is reported on the basis that it is used internally by the chief operating decision maker in evaluating segment performance and deciding how to allocate resources to segments.

Our principal executive offices are located at 3920 Arkwright Road, Suite 200, Macon, Georgia and our telephone number is (478) 822-2801.

THE OFFERING

The selling stockholders identified in the section “Selling Stockholders” are offering an aggregate of 14,217,650 shares of our Common Stock, of which 9,530,150 were registered and remain unsold under the Prior Registration Statement. We will not receive any proceeds upon the sale of shares of Common Stock by the selling stockholders. The shares being offered hereby were originally issued (i) in connection with the Business Combination and subsequently were sold to an entity that became our principal stockholder by virtue of that sale, and (ii) pursuant to the Subscription Agreement. See the discussion set forth under the caption “Selling Stockholders.”

On December 22, 2021, we had 31,967,900 shares of Common Stock outstanding.

Our Common Stock is quoted on the Nasdaq Global Market under the symbol “BLBD.” On December 21, 2021, the closing price of our Common Stock was $15.04.

For additional information concerning the offering, see “Plan of Distribution.”

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors described in Part I – Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 2, 2021, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated herein by reference, contains forward-looking statements. All statements in this prospectus and the information incorporated herein by reference, including those made by the management of the Company, other than statements of historical fact, are forward-looking statements. These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof or, in the case of statements included in documents incorporated by reference, as of the date of the applicable filed document, and include the assumptions that underlie such statements. Forward-looking statements may contain words such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “estimate,” “project,” “forecast,” “seek,” “target,” “anticipate,” “believe,” “predict,” “potential” and “continue,” the negative of these terms, or other comparable terminology. Examples of forward-looking statements include statements regarding our future financial results, research and trial results, regulatory approvals, operating results, business strategies, projected costs, products, competitive positions, management’s plans and objectives for future operations, and industry trends. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•our future financial performance;

•negative changes in the market for Blue Bird products;

•expansion plans and opportunities;

•challenges or unexpected costs related to manufacturing;

•future impacts from the novel coronavirus pandemic known as “COVID-19” and any other pandemics, public health crises, or epidemics, on capital markets, manufacturing and supply chain abilities, consumer and customer demand, school system operations, workplace conditions, and any other unexpected impacts, which could include, among other effects:

•disruption in global financial and credit markets;

•supply shortages and supplier financial risk, especially from our single-source suppliers impacted by the pandemic;

•negative impacts to manufacturing operations or the supply chain from shutdowns or other disruptions in operations;

•negative impacts on capacity and/or production in response to changes in demand due to the pandemic, including possible cost containment actions;

•financial difficulties of our customers impacted by the pandemic;

•reductions in market demand for our products due to the pandemic;

•potential negative impacts of various actions taken by federal, state and/or local governments in response to the pandemic;

•other risks described in “Risk Factors” and in Part I – Item 1A of our Annual Report on Form 10-K for the year ended October 2, 2021, and from time to time in our other SEC filings.

These forward-looking statements are based on information available as of the date of this prospectus (or, in the case of forward-looking statements incorporated herein by reference, as of the date of the applicable filed document), and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different than those expressed or implied by these forward-looking statements. Any expectations based on these forward-looking statements are subject to risks and uncertainties and other important factors, including those discussed in this prospectus. Other risks and uncertainties are and will be disclosed in our prior and future SEC filings.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders named herein.

SELLING STOCKHOLDERS
Pursuant to the Purchase and Sale Agreement, by and among Traxis, ASP and us, ASP acquired 12,000,000 shares of Common Stock from Traxis and was assigned Traxis’ rights under a registration rights agreement entered into by Traxis and us (among others) in connection with the Business Combination. The 9,530,150 shares of Common Stock included in the table below and registered for resale by ASP in the Prior Registration Statement represent the portion of such 12,000,000 shares that ASP continues to hold.

Pursuant to the Subscription Agreement by and among the Subscribers and us, we sold to the Subscribers an aggregate of 4,687,500 shares of Common Stock, for aggregate gross proceeds of $75.0 million.

The selling stockholders may offer and sell, from time to time, any or all of the shares of Common Stock covered by this prospectus.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our Common Stock by each of the selling stockholders, the securities that may be sold by each of the selling stockholders under this prospectus, and the number and percentage of securities that each of the selling stockholders will beneficially own after this offering if it sells all such securities. Because the selling stockholders may dispose of all, none or some portion of its securities, no estimate can be given as to the number of securities that will be beneficially owned by the selling stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling stockholders and further assumed that the selling stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act, after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this selling stockholder list and the securities that may be resold.

See the section entitled “Plan of Distribution” for further information regarding the selling stockholders’ method of distributing these shares.

Common Stock

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After the Offering	Percentage of Shares of Common Stock Beneficially Owned After the Offering
ASP BB Holdings LLC(1)	9,530,150	9,530,150	-	-
Coliseum Capital Partners, L.P.(2)	3,564,549	3,564,549	-	-
Blackwell Partners LLC – Series A(2)	1,122,951	1,122,951	-	-

(1)Based solely on the Form 13D/A filed by ASP with the SEC on March 12, 2021, as of December 22, 2021, ASP beneficially owned approximately 29.81% of our Common Stock. The shares are owned directly by ASP and may also be deemed to be indirectly beneficially owned by (i) ASP BB Investco LP, the sole member of ASP BB Holdings LLC (“Investco”), (ii) American Securities Partners VII, L.P., American Securities Partners VII(B), L.P. and American Securities Partners VII(C), L.P., the owners of partnership interests in Investco (each, a “Sponsor”), (iii) American Securities Associates VII, LLC, as general partner of the Sponsors, and (iv) American Securities LLC, which provides investment advisory services to each Sponsor. ASP’s address is c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, NY, 10171. Two of our directors, Kevin Penn and Jared Sperling, are affiliated with American Securities LLC.
(2)Based solely on information contained in the Schedule 13D, filed on December 22, 2021 referred to below. Coliseum Capital Management, LLC (“CCM”) is the investment adviser to Coliseum Capital Partners, L.P.

(“CCP”), and Coliseum Capital, LLC (“CC”) is the general partner of CCP. Blackwell Partners LLC – Series A is a separate account investment advisory client of CCM. Adam Gray (“Gray”), one of our directors, and Chris Shackelton (“Shackelton”) are the managers of CCM and CC. Based solely on information contained in the Schedule 13D filed by CCM, CC, CCP, Gray and Shackelton on December 22, 2021, CCM beneficially owned approximately 14.7% of our Common Stock as of December 22, 2021. The address for CCP and Blackwell Partners LLC – Series A is c/o Coliseum Capital Management, LLC, 105 Rowayton Avenue, Rowayton, CT, 06853.

PLAN OF DISTRIBUTION
We are registering Common Stock offered by this prospectus on behalf of the selling stockholders named herein. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, limited liability company or partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on Nasdaq or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of its securities or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•in underwritten transactions;
•block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price;
•distribution to members, limited partners or stockholders of selling stockholders;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell their securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling stockholders may also sell their securities short and deliver these securities to close out short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of securities offered by this prospectus, which securities such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the securities offered by it will be the purchase price of the security less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of securities being offered by any selling stockholder named herein.
A selling stockholder also may resell all or a portion of its securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.
A selling stockholder and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.
To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
Blue Sky Restrictions on Resale
In order to comply with the securities laws of some states, if applicable, our securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
If a selling stockholder wants to sell its securities under this prospectus in the United States, the selling stockholders will also need to comply with state securities laws, also known as “blue sky” laws, with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling stockholder will be able to advise a selling stockholder in which states our securities are exempt from registration with that state for secondary sales.
Any person who purchases our securities from a selling stockholder offered by this prospectus who then wants to sell such securities will also have to comply with blue sky laws regarding secondary sales.
When the registration statement that includes this prospectus becomes effective, and a selling stockholder indicates in which state(s) such selling stockholder desires to sell such selling stockholder’s securities, we will be able to identify whether such selling stockholder will need to register or will be able to rely on an exemption therefrom.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of a selling stockholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to a selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. A selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of their securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against liabilities, including certain liabilities under the Securities Act and state securities laws, relating to the registration of the securities offered by this prospectus.
We are required to pay all of our fees and expenses incident to the registration of the securities covered by this prospectus, including with regard to compliance with state securities or blue sky laws. We are also required, pursuant to a registration rights agreement dated as of February 24, 2015 between us and the selling stockholders, as amended and restated from time to time, to pay any underwriting discounts, commissions, fees and related expenses, all fees and disbursements of the attorneys-in-fact for the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, which have been publicly filed with the SEC. See “Incorporation by Reference.” The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware, or the DGCL.
Authorized and Outstanding Stock
Our charter authorizes the issuance of 110.0 million shares, consisting of 100.0 million shares of Common Stock, $0.0001 par value per share, and 10.0 million shares of preferred stock, $0.0001 par value. The outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable.

As of December 22, 2021, there were 31,967,900 shares of Common Stock outstanding.
Common Stock
Our charter provides that the Common Stock will have identical rights, powers, preferences and privileges.
Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock unless the shares of Common Stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

There are no sinking fund provisions applicable to the Common Stock.
Election of Directors

Our board of directors is divided into three separate classes with each class serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock
Our charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

As of December 22, 2021 there were no shares of Preferred Stock outstanding. Shares of Series A Convertible Cumulative Preferred Stock issued in connection with the business combination were either purchased by us or converted by us into Common Stock.
Warrants
As of December 22, 2021 there were no warrants outstanding.
Dividends
We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends. In addition, certain of our loan agreements restrict the payment of dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, debt covenants and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors at such time.
Our Transfer Agent
The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.
Certain Anti-Takeover Provisions Under our Charter and Pursuant to Delaware Law
    For information regarding certain provisions that may operate to preclude a takeover of the Company, see “Risk Factors” in our most recent Form 10-K filed with the SEC.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP of New York, New York.

EXPERTS

The consolidated financial statements and schedule as of October 2, 2021 and October 3, 2020 and for each of the three years in the period ended October 2, 2021 and management's assessment of the effectiveness of internal control over financial reporting as of October 2, 2021 incorporated by reference in this Preliminary Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Blue Bird Corporation, that file electronically with the SEC. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is http://www.blue-bird.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition and results of operations described in those documents may have changed since those dates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us.

SEC registration fee	$6,578.80
FINRA fees (1)	—
Transfer agent's fees and expenses (1)	—
Printing expenses (1)	—
Legal fees and expenses (1)	—
Accounting fees and expenses (1)	—
Miscellaneous (1)	—
Total expenses	$6,578.80
(1) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation, under specified circumstances, to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit (other than a suit brought by or in the right of the corporation) brought against them in their capacity as such, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 of the DGCL also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a suit brought by or in the right of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made, unless otherwise determined by the court, if such person was adjudged liable to the corporation. The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The registrant’s certificate of incorporation and bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL. In addition, the registrant has entered into indemnification agreements with each of its current directors and executive officers. Each indemnification agreement provides that we will indemnify the director or executive officer to the fullest extent permitted by law if the director or officer was, is made, or is threatened to be made a party to any proceeding, other than a proceeding by or in the right of the registrant, for all expenses, judgments, liabilities, fines, penalties and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with such proceeding, or, for all expenses actually and reasonably incurred by the director or officer in connection with any proceeding by or in the right of the registrant, in both cases, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, and, in the case of a criminal proceeding, in addition, had no reason to believe his or her conduct was unlawful. The indemnification agreement also provides for, among other things, (i) partial indemnification of all expenses actually and reasonably incurred by the director or officer in the event that he or she was successful as to less than all of the claims in connection with any proceeding; (ii) that, in respect of any proceeding in which the registrant is jointly liable with the director or officer, to the fullest extent permitted by law, the registrant waives and relinquishes any right of contribution it may have against the director of officer; (iii) proportionate contribution by the registrant of all expenses actually incurred and paid or payable in the event the director or officer shall elect or be required to pay all or any portion of a judgment or settlement in any proceeding in which the registrant is jointly liable; and (iv) to the fullest extent permitted by law, that the registrant will advance the expenses incurred by or on behalf of the director or officer in connection with any eligible proceeding, provided that the director or officer undertakes to repay the amounts advanced to the extent it is ultimately determined that the director or officer is not entitled to indemnification by the registrant. The registrant also intends to enter into indemnification agreements with its future directors and executive officers.

The registrant has purchased directors’ and officers’ liability insurance. The registrant believes that this insurance is necessary to attract and retain qualified directors and officers.

Item 16. Exhibits.

Exhibit No.	Exhibit

2.1
Purchase Agreement, dated as of September 21, 2014, by and among the registrant, Hennessy Capital Partners I LLC (solely for purposes of Section 10.01(a) thereof) and The Traxis Group B.V. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on September 24, 2014).

2.2
Amendment No. 1 to Purchase Agreement, dated as of February 10, 2015, by and among the registrant, Hennessy Capital Partners I LLC (solely for purposes of Section 10.01(a) thereof) and The Traxis Group B.V. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on February 11, 2015).

2.3
Amendment No. 2 to Purchase Agreement, dated as of February 18, 2015, by and among the registrant, Hennessy Capital Partners I LLC (solely for purposes of Section 10.01(a) thereof) and The Traxis Group B.V. (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on February 19, 2015).

3.1
The registrant’s Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on February 26, 2015).

3.2	The registrant’s Bylaws (incorporated by reference to Exhibit 3.3 to the registrant’s registration statement on Form S-1 (File No. 333-192982) filed by the registrant on December 20, 2013).

5.1	Opinion of Weil, Gotshal & Manges LLP*

10.1
Purchase and Sale Agreement, dated as of May 26, 2016 by and among The Traxis Group B.V., ASP BB Holdings LLC, a Delaware limited liability company (“ASP”), and us (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on May 27, 2016).

10.2
Registration Rights Agreement, dated as of February 24, 2015, by and among the registrant, The Traxis Group B.V. and the investors named therein (incorporated by reference to Exhibit 10.11 of the registrant’s Current Report on Form 8-K filed by the registrant on March 2, 2015).

10.3
Subscription Agreement dated December 15, 2021, by and among Blue Bird Corporation, Coliseum Capital Partners, L.P., and Blackwell Partners LLC – Series A (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the Registrant on December 16, 2021).

10.4
Amendment and Joinder to Registration Rights Agreement, entered into as of December 15, 2021, by and among the Company, ASP BB Holdings LLC (as Transferee of The Traxis Group B.V.), Coliseum Partners, L.P. and Blackwell Partners LLC – Series A (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the Registrant on December 16, 2021).

23.1	Consent of BDO USA, LLP*

23.2	Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit 5.1)*

24.1	Power of Attorney (included on the Signature Page of this Registration Statement)*

*Filed herewith.

Item 17. Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Macon, Georgia, on December 22, 2021.
BLUE BIRD CORPORATION

By:    /s/ Matthew Stevenson
Name: Matthew Stevenson
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew Stevenson, Razvan Radulescu and Paul Yousif, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign this Registration Statement on Form S-3, including any and all amendments (including without limitation any post-effective amendments) and supplements to such Registration Statement, and any Registration Statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Stevenson	President, Chief Executive Officer and Director	December 22, 2021
Matthew Stevenson	(Principal Executive Officer)

/s/ Razvan Radulescu	Chief Financial Officer	December 22, 2021
Razvan Radulescu	(Principal Financial and Accounting Officer)

/s/ Kevin Penn	Director	December 22, 2021
Kevin Penn

/s/ Gurminder Bedi	Director	December 22, 2021
Gurminder Bedi

/s/ Chan Galbato	Director	December 22, 2021
Chan Galbato

/s/ Douglas Grimm	Director	December 22, 2021
Douglas Grimm

/s/ Philip Horlock	Director	December 22, 2021
Philip Horlock

/s/ Alan H. Schumacher	Director	December 22, 2021
Alan H Schumacher

Signature	Title	Date
/s/ Kathleen M. Shaw, PH.D.	Director	December 22, 2021
Kathleen M. Shaw, PH.D.

/s/ Adam Gray	Director	December 22, 2021
Adam Gray

/s/ Jared Sperling	Director	December 22, 2021
Jared Sperling